                                                                    EXHIBIT 10.1

     AGREEMENT AND PLAN OF MERGER (this "Agreement") made as of September 16, 1999, by and among E2ENET, INC., a Delaware corporation (the "Buyer"); MEI MERGER COMPANY, INC., a Delaware corporation ("Merger Sub"); and MEI SOFTWARE SYSTEMS, INC., a Delaware corporation (the "Company"). Buyer, Merger Sub and the Company are sometimes collectively referred to herein as the "Parties" and each individually as a "Party."

                                 WITNESSETH:

     WHEREAS, the Board of each of the Company, Buyer and Merger Sub has approved this Agreement and deems it advisable and in the best interests of their respective stockholders that the Company be acquired by Buyer through the merger (the "Merger") of Merger Sub with and into the Company on the terms and conditions set forth in this Agreement; and

     WHEREAS, certain terms used in this Agreement with initial capital letters are defined in Article XI.

     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants herein contained, the Parties, intending legally to be bound, agree as follows.

                                   ARTICLE I
                                   THE MERGER

     1.1 Merger. Subject to the terms and conditions hereafter set forth, Merger Sub shall be merged with and into the Company in accordance with the DGCL.

     1.2 Name. The name of the surviving corporation (the "Surviving Corporation"), when reference is made to it after the Effective Time, shall be "MEI Software Systems, Inc."

     1.3 Certificate of Incorporation; Bylaws. As a result, and upon the effectiveness, of the Merger, the Certificate of Incorporation and Bylaws of Merger Sub in effect as of the Effective Time shall, without further action, be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     1.4  Board of Directors; Officers.

          (a) The members of the Board of the Surviving Corporation from and after the Effective Time and until their successors are duly elected and qualified shall be Henry S. Firey, Steven J. Quamme and Robert J. Smith.

          (b) The officers of the Company at the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time and until they are removed or their successors are duly appointed by the Board of the Surviving Corporation.

     1.5 Effect of the Merger. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company, as the Surviving Corporation, shall succeed to and possess all of the properties, rights, powers, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of Merger Sub, and shall be subject to, and be responsible for, all debts, liabilities, and obligations of Merger Sub, all without further act or deed, and in accordance with the applicable provisions of the DGCL.

     1.6  Closing; Effective Time.

          (a) Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place on a date and at a time (the "Closing Date") specified by the Buyer with at least 10 days prior written notice to the Company but, in any event, no later than November 30, 1999 unless such date is extended as provided herein, at the offices of Verner, Liipfert, Bernhard, McPherson & Hand, Chartered, 901 Fifteenth Street N.W., Washington, DC 20005. Buyer may unilaterally extend the Closing Date (i) beyond November 30, 1999, but not later than December 31, 1999, provided that Buyer has, on or before November 30, 1999, filed a registration statement (the "Registration Statement") for its securities with the SEC which has not been declared effective at least 10 days prior to November 30, 1999, and (ii) beyond December 31, 1999 until not later than 3 Business Days after expiration of any applicable waiting period following any filing by the Buyer or the Company in accordance with the HSR Act; provided, however, that, if all conditions precedent to the
                   --------  -------
Buyer's obligation to effect the Merger have been satisfied, or waived by the Buyer, the Closing shall occur not later than the first Business Day after consummation of the Buyer=s initial public offering of common stock.

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder waiver, of all conditions to the Merger, the Company and Merger Sub shall (i) execute a certificate of merger in compliance with the requirements of the DGCL (the "Certificate of Merger"), and shall file the Certificate of Merger in the Office of the Secretary of State of the State of Delaware in accordance with the DGCL, and (ii) make all other filings or recordings and take all such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or, if agreed by the Company and Buyer, at such later time as is specified in the Certificate of Merger.


                                  ARTICLE II
                             CONVERSION OF SHARES

          2.1  Conversion of Shares of Capital Stock.   At the Effective Time,
(a) each

                                       2
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issued and outstanding share of Preferred Stock and Common Stock, other than any Dissenting Share shall, subject to the terms and conditions of this Agreement, be converted into the right to receive an amount in immediately available funds equal to the Merger Consideration Per Share (without interest), and (b) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the DGCL, provided, however, that the Merger Consideration Per
                            --------  -------
Share shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Preferred Stock or Common Stock outstanding between the date hereof and the Effective Time. No share of Preferred Stock or Common Stock shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 2.1 from and after the Effective Time.

          2.2  Escrow Agreement; Procedure for Payment.

          (a) On or before the Closing Date, Buyer, the Shareholders Representative and a Qualifying Escrow Agent designated by the Buyer and the Shareholders Representative (the "Escrow Agent") shall enter into an escrow agreement (the "Escrow Agreement") in form and substance reasonably satisfactory to the Buyer and the Shareholders Representative which shall, among other things, provide as follows:

                    (i) Immediately after the Effective Time, the Buyer will cause the Surviving Corporation to furnish to the Escrow Agent for deposit in the Escrow Account immediately available funds in an amount equal to the Merger Consideration payable to all Company Shareholders, other than the holders of any Dissenting Shares. All such funds while on deposit in the Escrow Account, plus all net earnings thereon, are sometimes referred to herein as the "Escrow Amount."

                    (ii) The Escrow Agent shall promptly transfer 90% of the Merger Consideration deposited in accordance with subparagraph (i) (such 90% portion being herein sometimes referred to as the "Immediate Payment Funds") into an account (the "Immediate Payment Account") at the Escrow Agent which shall be used to make payment, on the Business Day after the Effective Time, in the following order: (A) first, of the Esch Fees, and (B) second, subject to satisfaction of the requirements of Sections 2.2(a)(iv) and (v), in accordance with this Agreement, to the holders as of the Effective Time of all outstanding shares of Preferred Stock or Common Stock (other than Dissenting Shares), Warrants and Vested Options.

                    (iii) The Shareholders Representative shall, contemporaneously with the Surviving Corporation's deposit of the Merger Consideration into the Escrow Account in accordance with subparagraph (i), instruct the Escrow Agent to transfer and maintain the remaining 10% of such Merger Consideration in and to an account (the "Reimbursement Account") at the Escrow Agent, which amount shall be available to make payments in satisfaction of Claims, if any, by the Buyer in accordance with the Escrow Agreement and Article IX of this Agreement.

                    (iv) Buyer shall cause the Escrow Agent to mail a letter of transmittal (with instructions for its use), in the form to be attached to the Escrow Agreement, to each record holder as of the Effective Time of outstanding shares of Preferred Stock or Common Stock and Vested Options, for the holder to use in surrendering the certificates or other instruments, if any, which represented his shares of Preferred Stock, Common Stock, Warrants or Vested Options, against payment of the Merger Consideration Per Share. No interest will accrue or be paid to the holder of any outstanding share of Preferred Stock, Common Stock, Warrants or Vested Option.

                    (v) As promptly as possible after receipt of such letter of transmittal from the Escrow Agent, the Company shall use its best efforts to cause each former holder of shares of Preferred Stock, Common Stock or Warrants to surrender his or her certificates representing such shares to the Escrow Agent; provided, however, that
                                                        --------  -------
          if any such holder shall be unable to surrender such certificates due to loss or mutilation thereof, he or she may make a constructive surrender by following the procedures customarily followed by the Buyer in the replacement of lost or mutilated certificates, including, if necessary, the posting of appropriate bond. Upon actual or constructive surrender of such certificates from any such holder, the Escrow Agent shall issue to such holder a receipt indicating such surrender.

          (b) The Escrow Amount and the income attributable thereto shall be beneficially owned by the holders as of the Effective Time of outstanding shares of Preferred Stock, Common Stock, Warrants and Vested Options but shall be available to make payments to Buyer in satisfaction of Claims in accordance with the Escrow Agreement and Article IX of this Agreement.

          (c) All payments to the Buyer in respect to Claims shall be made by the Escrow Agent as and when provided in accordance with the Escrow Agreement.

          (d) Fifty percent of the funds in the Reimbursement Account as to which a Claim by the Buyer in accordance with the Escrow Agreement and
Article IX of this Agreement has not been made shall, promptly following the 180th day after the Effective Time, be available to be withdrawn from the Reimbursement Account for payment to the holders as of the Effective Time of the outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options in accordance with this Agreement, and the Shareholders Representative shall instruct the Escrow Agent to make such payment; all remaining funds in the Reimbursement Account as to which a Claim by the Buyer in accordance with the Escrow Agreement and Article IX of this Agreement has not been made shall, promptly following the first anniversary of the Effective Time, be available to be withdrawn from the reimbursement Account

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

for payment to the holders as of the Effective Time of the outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options in accordance with this Agreement, and the Shareholders Representative shall instruct the Escrow Agent to make such payment; and thereafter all holders as of the Effective Time of shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options shall look solely to the Shareholders Representative (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the portion of the Merger Consideration Per Share comprising funds in the Reimbursement Account.

          (e) The holders of all outstanding shares of Preferred Stock, Common Stock, Warrants and Vested Options acknowledge and agree that, by virtue of the approval of this Agreement by the holders of the Company's capital stock, Edison Venture Fund II, L.P. (the "Shareholders Representative") shall be fully authorized and empowered to act, in accordance with the Escrow Agreement and this Agreement, for and on behalf of the holders as of the Effective Time of all outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options in connection with all matters relating to the execution, delivery, enforcement and implementation of the Escrow Agreement and Article IX of this Agreement.

          (f) The Escrow Agent may invest the funds maintained in the Escrow Account and its sub-accounts only in one or more of the Permitted Investments as defined in the Escrow Agreement; provided, however, that such Investments shall
                                 --------  -------
be such as to permit the Escrow Agent to make prompt payment to the holders as of the Effective Time of outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants or Vested Options of the Merger Consideration Per Share, or in satisfaction of Claims, as necessary. The Escrow Agent shall from time to time pay over to the Shareholders Representative, for payment to the holders as of the Effective Time of outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options, in accordance with this Agreement, any net earnings with respect to such Investments.

          (g) The Escrow Agent shall pay over to the Surviving Corporation any portion of the Immediate Payment Funds (including any earnings thereon not previously transferred to the Shareholders Representative) remaining 180 days after the Effective Time, and thereafter all holders as of the Effective Time of outstanding shares of Preferred Stock, Common Stock (other than holders of Dissenting Shares), Warrants and Vested Options shall look solely to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the portion of the Merger Consideration Per Share comprising Immediate Payment Funds and payable upon surrender of their certificates or other instruments, if any.

               (h) The Buyer shall cause the Surviving Corporation to pay all reasonable charges and expenses of the Escrow Agent.

          2.3  Options; Treasury Shares; Warrants.

          (a) The Board of the Company (or, as applicable, any committee thereof) shall promptly hereafter provide notice to each holder of a vested outstanding option (a "Vested Option") issued by the Company under its 1997 Non-Qualified Stock Option Plan (the "MEI Option Plan") that at the Effective Time, each Vested Option shall, automatically and without further action, be terminated and converted into the right to receive, subject to the terms and conditions of this Agreement, an amount in immediately available funds equal to the Merger Consideration Per Share.

          (b) The Board of the Company (or, as applicable, any committee thereof) shall, promptly after the date hereof, provide notice to all holders of non-vested options issued under the MEI Option Plan that all such options must be exercised, to the extent then exercisable or to be exercisable as a result of the Merger, on or before the period ending on the Closing Date, at the end of which period all such options shall terminate, provided, however, that options
                                               --------  -------
which vest by virtue of the Merger will be deemed Vested Options.

          (c) All shares of Preferred Stock or Common Stock held by the Company as treasury shares or by any subsidiary of the Company (other than in a fiduciary capacity), shall be canceled and shall not be converted as provided in
Section 2.1(a).

          (d) All Warrants outstanding as of the Effective Time shall be tendered for cancellation in exchange for the right to receive, subject to the terms and conditions of this Agreement, a payment in immediately available funds equal to the Merger Consideration Per Share.

          2.4 Conversion of Shares of Merger Sub. At the Effective Time, each of the outstanding shares of common stock, par value $.01 per share, of Merger Sub shall, automatically and without further action, be converted into and become one share of the common stock, par value $.01 per share, of the Surviving Corporation.

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          3.1  Organization, Qualifications and Corporate Power.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and, with such exceptions as do not either individually or in the aggregate, have a Material Adverse Effect on the business of the Company, is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. A list of such jurisdictions is set forth in Schedule 3.1(a).
                                                             -------- ------
The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform this Agreement and the transactions contemplated herein. True and complete copies of the Certificate of Incorporation and By-laws of the Company and its subsidiaries, each as amended and as in effect on the date hereof, are attached hereto as Schedule 3.1(a).
                                                            -------- ------
The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.


          (b) Schedule 3.1(b) attached hereto contains a list of all past or
              -------- ------
present subsidiaries of the Company. Except for such subsidiaries, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (ii) control, directly or indirectly, any other entity. Each of the subsidiaries is a corporation duly incorporated, validly existing, with such exceptions as do not either individually or in the aggregate have a Material Adverse Effect on the business of such subsidiary, and is in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification. A list of such jurisdictions is set forth in Schedule 3.1(b). Each of the
                                           -------- ------
subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each of the subsidiaries are owned beneficially and of record by the Company, one of its other subsidiaries, or any combination of the Company and/or one or more of its other subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other subsidiaries. As used in this Article III, unless the context other requires, the term "Company" shall mean the Company and each of its subsidiaries.

     3.2 Authorization of Transactions; Company Action. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement or the Certificate of Merger or to consummate the transactio ns contemplated hereby and thereby other than the approval of this Agreement by the shareholders of the Company, if required. This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Buyer and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.3 Non-contravention. Except for any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and except as set forth in Schedule 3.3 hereof, neither the execution and
                           -------- ---
delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any Federal, state, municipal or other governmental department, commission, board, bureau, agency, authority, instrumentality, court, arbitration tribunal or administrative agency, whether domestic or foreign (a "Governmental Entity"), other than the filing of the Certificate of Merger in accordance with the DGCL, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license or sublicense (including, without limitation, the agreements listed in Schedules 3.10, 3.11, 3.13, 3.14 or
                                             --------- ----  ----  ----  ----
3.23  hereto), or any franchise, registration or permit, or any instrument of
----
indebtedness or any indenture, mortgage or other agreement for borrowed money, or any Security Interest (as defined below) or any other arrangement to which the Company is a party or by which the Company is bound or to which any of its assets are subject, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker=s compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice of the Company (including with respect to frequency and amount) ("Ordinary Course of Business") and not material to the Company.

     3.4          Authorized Capital Stock.

          (a) The authorized capital stock of the Company consists of (i) 10,013,718 shares of Preferred Stock, of which 4,563,718 shares are Series A Preferred Stock, 2,500,000 shares are Series B Preferred Stock, and 2,950,000 shares are Series C Preferred Stock, and (ii) 25,000,000 shares of Common Stock.

          (b) (i) As of the date hereof, 8,249,543 shares of Common Stock, 4,563,718 shares of Series A Preferred Stock, 2,500,000 shares of Series B Preferred Stock, and 2,901,949 shares of Series C Preferred Stock have been and will have been validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and all shares of capital stock are free of preemptive rights.

                  (ii) As of the date hereof, each share of Series A Preferred
               Stock is convertible into 1.10641747 shares of Common Stock, each share of Series B Preferred Stock is convertible into one share of Common Stock and each share of Series C Preferred Stock is convertible into one share of Common Stock.

                  (iii) Subject to the exercise in accordance with their terms of Warrants outstanding as of the date hereof, and assuming the conversion of all of the issued and outstanding shares of Preferred Stock into shares of Common Stock, as of the Effective Time, 19,835,923 shares of Common Stock, will have been validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and all shares of capital stock are free of preemptive rights.

                  (iv) In the event the Effective Time is November 30,
               1999, assuming no exercise of Vested Options on or after the date hereof, the total number of Vested Options shall be 1,216,026.

          (c) As of the date hereof, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are set forth in Schedule 3.4(c) hereof. Except as set forth in
                              -------- ------
Schedule 3.4(c), (i) no person or entity owns of record or is known to the
-------- ------
Company to own beneficially any share of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

          (d) Assuming that (i) between the date hereof and the Effective Time the Company does not issue any of its equity securities or grant any subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire any of its equity securities, (ii) each holder of convertible securities of the Company (including, without limitation, the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C

Preferred Stock) that currently has or as a result of the Merger will have a right to convert its equity securities in the Company into Common Stock converts said equity securities into Common Stock, and (iii) each holder of any subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equitysecurities of the Company that currently has or as a result of the Merger will have a right to convert its equity securities in the Company into Common Stock converts said subscription, warrant, option, conv ertible security, or other right into Common Stock, then as of the Merger (A) Schedule 3.4(d) sets forth a complete list of all persons
                     -------- ------
or entities that will own of record or otherwise shares of the Common Stock, as well as the number of shares of Common Stock that will be held by such persons or entities and (B) there will be no other stockholders of record or holders of subscriptions, warrants, options, convertible securities, or other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, other than in favor of the Buyer and the rights of the persons identified in Schedule 3.4(d)(1) hereto who hold unvested options for the
              -------- ---------
number ed shares of Common Stock set forth next to each such person's name in
Schedule 3.4(d)(1) hereof (the "Unvested Option Holders").
-------- ---------

          (e) Except as provided in the Company's Certificate of Incorporation or as set forth in the attached Schedule 3.4(e), the Company has no obligation
                                -------- ------
(contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. As of the Merger, there will be no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

          3.5 Financial Statements. (a) The Company has furnished to the Buyer (a) the consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1998, and for the six months ended June 30, 1999, and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the year ended December 31, 1997 and 1998, and for the six months ended June 30, 1999, as certified by the certified public accounting firm of PriceWaterhouseCoopers (including each such firm's report thereon) (collectively, the "Audited Financial Statements") and
(b) the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1999, and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the six months ended June 30, 1999 (the "Interim Financial Statements") prepared by the Company. A true and complete copy of each of the Audited Financial Statements and the Interim Financial Statements is attached hereto as Schedule
                                                                      --------
3.5.  Except as set forth in Schedule 3.5, since June 30, 1999, (i) there has
---                          -------- ---
been no change in the assets, liabilities or financial condition of the Company and its subsidiaries (on a consolidated basis) from that reflected in the Audited Financial Statements as of and for the six months ended June 30, 1999, except for changes in the Ordinary Course of Business which in the aggregate have not been materially adverse and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries (on a consolidated basis) has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Company has been advised by PriceWaterhouseCoopers that its current revenue recognition policies of the Company are in compliance with the American Institute of Certified Public Accountants Statement of Position 97-2. The Company does not capitalize software development but expenses such costs in the period incurred.

          (b) The Company has no liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities accrued or reserved against on the Interim Financial Statements, (ii) liabilities which have arisen since the date of the Interim Financial Statements in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (iii) contractual or statutory liabilities incurred in the Ordinary Course of Business which would not be required by United States generally accepted accounting principles ("GAAP") to be reflected on a balance sheet, (iv) the Company's accounting and legal fees associated with negotiating and entering into this Agreement and consummating the transactions contemplated herein (the "Professional Costs"), and (v) liabilities set forth on Schedule 3.5 hereto.
                                                        -------- ---

     3.6 Events Subsequent to the Date of the Interim Financial Statements. Except as set forth in Schedule 3.6, since the date of the Interim Financial
                       -------- ---
Statements, the Company has not (a) issued any of its equity securities (including, without limitation, any Common Stock, preferred stock (including Preferred Stock), bond or other corporate security) or granted any subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire any of its equity securities, other than as contemplated in the Loan Agreement, (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), other than as contemplated in the Loan Agreement and current liabilities incurred and liabilities under contracts entered into in the Ordinary Course of Business, (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Interim Financial Statements and current liabilities incurred since the date of the Interim Financial Statements in the Ordinary Course of Business, (d) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security, (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens securing advances by Buyer as contemplated in the Loan Agreement and liens of current real property taxes not yet due and payable, (f) sold, assigned or transferred any of its tangible assets except in the Ordinary Course of Business, or canceled any debt or claim,
(g) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, (h) suffered any material loss of property or waived any right of material value whether or not in the Ordinary Course of Business, (i) made any change in officer compensation except in the Ordinary Course of Business and consistent with past practice, (j) made any material change in the manner of business or operations of the Company, (k) entered into any transaction except in the Ordinary Course of Business or as otherwise contemplated hereby or
(l) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     3.7  Litigation; Compliance with Law. Except as set forth in Schedule 3.7,
                                                                  -------- ---
there is no (a) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or materially adversely affecting the Company, at law or in equity, or before or by any Governmental Entity, (b) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise or (c) inquiry by a Governmental Entity pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company or any Governmental Entity. There is no action or suit by the Company pending or threatened against others. The Company has complied with all laws, rules, regulations and orders of a material nature of any Governmental Entity applicable to its business, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted, with such exceptions as do not, either individually or in the aggregate, have a Material Adverse Effect on the business, prospects, financial condition, operations, property or affairs of the Company. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business which prohibition or restriction would have a Material Adverse Effect on the Company.

     3.8  Proprietary Information of Third Party. Except as set forth in
Schedule 3.8, to the best of the Company's knowledge, no third party has claimed
------------
or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or nondisclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or
(c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     3.9  Title to Properties. Except as set forth in Schedule 3.9, the Company
                                                      -------- ---
and its subsidiaries have good and marketable title to their respective properties and assets reflected on the Interim Financial Statements or acquired by them since the date of the Interim Financial Statements (other than properties and assets disposed of in the Ordinary Course of Business since the date of the Interim Financial Statements), and all such properties and assets are (a) all the properties and assets necessary for the conduct of the Company's business as presently conducted and (b) except for (i) the security interest(s) granted by the Company to PNC Bank pursuant to the certain Security Agreement between PNC and Company dated March 12, 1998, as amended (the "PNC Security Agreement"), securing the Company's obligations under the Loan Agreement between PNC and Company dated March 12, 1998, as amended (the "PNC Loan Agreement"), and
(ii) the security interests granted by the Company to Buyer, as contemplated by the Loan Agreement, free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company and its subsidiaries. Such properties and assets are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. The Company does not own any real property.

     3.10 Leasehold Interests. Schedule 3.10 lists each lease (including any
                               -------- ----
sublease) or agreement to which the Company is a party under which it is a lessee of any property, real or personal, and the Company has previously provided a true and complete copy of each such lease or agreement (as amended to date) to Buyer. Each such lease or agreement is legal, valid, binding, enforceable and in full force and effect with respect to the Company, to the Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Merger in accordance with the terms thereof as in effect prior to the Merger. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease or agreement. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests. The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any such leasehold or agreement.

     3.11 Insurance. (a) Schedule 3.11 lists each insurance policy (including
                         -------- ----
fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 3.11 lists each person or entity required to be listed as an
      -------- ----
additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect through and after the Merger.

          (b) The Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) in any material respect under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

     3.12 Taxes.

          (a) The Company has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid or will pay all Taxes due on or before the Effective Time, regardless of whether shown on any such Tax Returns, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required) and with respect to which the Company is maintaining reserves adequate for their payment, and which are described in Schedule 3.12.
                                                                -------- ----
The accrued but unpaid Taxes of the Company for tax periods through the date of the Interim Financial Statements do not exceed the accruals and reserves for Taxes (other than deferred Taxes) set forth on the Interim Financial Statements. The accrued but unpaid Taxes of the Company for all periods through the Effective Time do not exceed the reserves for payment thereof maintained by the Company and which are described on Schedule 3.12. All Taxes attributable to the
                                   -------- ----
period January 1, 1999 through the Effective Time are attributable to the conduct by the Company of its operations in the Ordinary Course of Business. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except such as are being contested in good faith by appropriate proceedings (to the extent any such proceedings are required), with respect to which the Company is maintaining reserves adequate for their payment and which are described in
Schedule 3.12. The Federal Tax Returns of the Company have never been audited by
-------- ----
the Internal Revenue Service. No deficiency assessment with respect to, or proposed adjustment of, the Company's Taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

                   (i) For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest or dispute thereof and any amounts of Taxes of another person that the Company is liable to pay by law or otherwise.

                   (ii) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (b) Attached as Schedule 3.12 are correct and complete copies of all
                          -------- ----
federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

          (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreements.

          (d) Except with respect to Phoenix, the Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

          (e) No deductions by the Company for severance payments are subject to limitation based on the "golden parachute provisions" of Section 280(G) of the Code.

     3.13 Other Agreements. Except as set forth in Schedule 3.13, the Company is
                                                   -------- ----
not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. Except as set forth in Schedule 3.13, the
                                                           -------- ----
Company is not a party to or otherwise bound by any written or oral:

          (a) distributor, dealer, manufacturer's representative or sales agency contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

          (b) sales contract which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof (except for sales contracts used consistent with past practice), or which varies in any material respect from the Company's standard form contracts;

          (c) contract or other commitment with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the contract when due or the occurrence of any other event;

          (d) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

          (e) contract for the employment of any officer, employee or other person on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

          (f) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, contract or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally);

          (g) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

          (h) guaranty of any obligation for borrowed money or otherwise;

          (i) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company, other than that certain Stockholders' Agreement by and among certain shareholders of the Company and appended to
Schedule 3.13 (the "Stockholders' Agreement"), which Stockholders' Agreement
-------- ----
shall be amended, as necessary, to provide that it will automatically terminate effective as of the Merger;

          (j) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

          (k) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

          (l) assignment, license or other agreement with respect to any form of intangible property;

          (m) agreement under which it has granted any person any registration rights, other than the Registration Rights Agreement dated December 20, 1991, as amended, by and among the Company, Peter W. Kaufmann, and the holders of the issued and outstanding Preferred Stock;

          (n) agreement under which it has limited or restricted its right to compete with any person in any respect;

          (o) other contract or group of related contracts with the same party involving more than $30,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which contract or group of contracts is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any contract or group of contracts with a customer of the Company for the sale, lease or rental of the Company's products or services if such contract or group of contracts was entered into by the Company in the Ordinary Course of Business; or

          (p) other contract, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "Commission") as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act of 1933, as amended (the "Securities Act").

     The Company, and to the best of the Company's knowledge, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such lease, contract or other agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any lease, agreement, contract or commitment to which the Company is a party.

     3.14 Intellectual Property.

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use (free and clear of any liens or encumbrances), all issued patents, trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, and all patent rights, trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are reasonably necessary to conduct its business as currently conducted.

              (i)  Schedule 3.14(a)(i) lists all Intellectual Property
                   -------- ----------
     consisting of registered and pending applications for patents, trademarks and copyrights owned by the Company, including the jurisdictions in which each Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed.

              (ii) Schedule 3.14(a)(ii) lists all written licenses, sublicenses
                   -------- -----------
     and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights of the Company, including such licenses, sublicenses or other agreements with end-users that grant non-exclusive rights to use a Company product in accordance with the Company's standard form of end-user license agreement.

              (iii) Schedule 3.14(a)(iii) lists all written licenses,
                    -------- ------------
     sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, patent rights, trademarks, service marks, trade secrets or copyrights, including, without limitation, third party software, including, without limitation, packaged commercially available licensed software programs sold to the public ("Third Party Intellectual Property") which are used in the business of the Company or which form a part of any existing product or service of the Company; provided, however, that packaged commercially
                             --------  -------
     available licensed software programs sold to the public may be excluded from the Third Party Intellectual Property listed in Schedule 3.14(a)(iii)
                                                          -------- ------------
     but shall be included in the term "Third Party Intellectual Property" for all other purposes of this Agreement.

              (iv)  Schedule 3.14(a)(iv) lists all material written agreements
                    -------- -----------
     or other arrangements under which the Company has provided or agreed to provide source code of any Intellectual Property or other product to any third party.

     The Company has made available to Buyer correct and complete copies of any patents, registrations, applications, licenses, sublicenses and agreements, as amended to date, relating to any Intellectual Property. The Company is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Schedules 3.14(a)(i)-(iv) under the
                                        --------- ---------------
terms of this Section 3.14(a).

          (b) With respect to each item of Intellectual Property that the Company owns: (i) subject to such rights as have been granted by the Company under license agreements entered into by the Company and listed in Schedule
                                                                   --------
3.14(a)(i) (true and complete copies of which previously have been delivered to
----------
Buyer), the Company is the sole and exclusive owner, and possesses all right, title and interest in and to such item and is not obligated to pay any compensation to any other party in respect thereof; and (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction. With respect to each item of Third Party Intellectual Property: (i) the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the Company's knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) the Company is not in material breach or material default under, and to the Company's knowledge, no other party is in material breach or material default under, any such license or other agreement and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification or acceleration thereunder; (iii) such item of Third Party Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction or adverse claim to which the Company is a party or has been specifically named or, to the Company's knowledge, subject to any other outstanding judgment, order, decree, stipulation, or injunction; and (iv) no license or other fee is payable upon change of control of the Company or any transfer or assignment of such license, sublicense or other agreement.

          (c) Except as briefly described in Schedule 3.14(c), the Company (i)
                                             -------- -------
has not been served in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property and
(ii) has not received any written notice alleging any such claim of infringement or misappropriation. The Company has previously delivered to Buyer correct and complete copies of all such suits, actions or proceedings or written notices. The manufacturing, marketing, licensing or sale of the products or service offerings of the Company do not currently infringe, and have not since the Company's inception, infringed, any Intellectual Property right of any third party; and to the Company's knowledge, the Intellectual Property rights of the Company are not being infringed by activities, products or services of any third party.

          (d) The Company has taken reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Intellectual Property. All officers, employees and consultants of the Company have executed and delivered to the Company agreements regarding the protection of proprietary information and the assignment to the Company of all Intellectual Property arising from the services performed for the Company, which agreements are substantially in the form attached to Schedule 3.14(d), and such
                                                     -------- -------
agreements are in full force and effect. Buyer has received a copy of the form or forms of such agreement and a list of all subject officers, employees and consultants. No current or prior officers, employees or consultants of the Company or any parent claim any ownership interest in any material Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to the Company, or otherwise. All of the Intellectual Property has been developed by employees of or consultants to the Company within the scope of their employment or consulting.

          (e) The Company has the right, title and interest in and to all material software development tools, whether or not entirely developed internally, used by the Company in the development of any of the computer software included in the Intellectual Property.

          (f) As of the date hereof, there are no material defects in the Company's software and/or the products and services provided to the Company's customers, and there are no material errors in any documentation, specifications, manuals, user guides, promotional material, technical documentation, drawings, flow charts, diagrams, source language statements, demo disks and other written materials related to, associated with or used or produced in the development of the Company's software and/or the products and services provided to the Company's customers, which defects or errors would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company's products operate in all material respects as represented in the specifications, manuals, user guides, promotional materials and demo disks for such products. The occurrence in or use of dates on or after January 1, 2000 (the "Millennial Dates") by the Company's software and/or products and services currently provided to the Company's customers will not materially adversely affect the performance of the software with respect to date dependent data, computations, output or other functions (including without limitation, calculating, computing and sequencing), and the software will create, sort and generate output data related to or including Millennial Dates without material errors or material omissions, provided,
                                                                --------
however, in each case, each software or hardware product used in conjunction
-------
with the Company's computer software products are also able to create, generate, sort, output and otherwise process Millennial Dates.

          (g) No government funding or university or college facilities were used in the development of the Company's commercially available products and products under development.

     3.15 Loans and Advances. Except as identified in Schedule 3.15, the Company
                                                      -------- ----
does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

     3.16 Assumptions, Guaranties, Etc., of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the Ordinary Course of Business.

     3.17 Significant Customers and Suppliers. Except as specified in Schedule
                                                                      --------
3.17, no customer or supplier which was significant to the Company during the
----
period covered by the financial statements referred to in Section 3.5 or which has been significant to the Company thereafter, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be. The Company has not engaged in any fraudulent conduct with respect to any customer or supplier of the Company.

     3.18 Disclosure. Neither this Agreement, nor any Schedule, Exhibit or attachment to this Agreement, contains an untrue statement of a material fact or, considered in the aggregate, omits a material fact necessary to make the statements contained herein or therein not misleading.

None of the certificates or other instruments prepared and supplied by the Company or its agents or designees with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to the Buyer and its counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

     3.19 Brokers. Except for the agreement by and between Arthur Esch and the Company, dated as of November 22, 1998 (the "Esch Agreement"), the Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement. Any fees, costs or reimbursable expenses that are due from the Company under the Esch Agreement shall be paid solely in accordance with Section 2.2(a)(ii).

     3.20 Transactions With Affiliates. Except as identified in Schedule 3.15 or
                                                                -------- ----
Schedule 3.20, no director, officer, employee or stockholder of the Company, or
-------- ----
member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof (collectively, "Affiliates"), is a party to any transaction with the Company, including any loan, debt, contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

     3.21 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     3.22 Employees.

          (a) Schedule 3.22 lists all employees of the Company, along with the
              -------- ----
position and the current annual rate of compensation of each such person. To the Company's knowledge, no employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, health and employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. The Company has no obligations under COBRA with respect to any former employees or beneficiaries thereunder that would reasonably be expected to have a Material Adverse Effect on the Company. There are no proceedings pending or, to the knowledge of the Company, threatened, between the Company and its employees, which proceedings would reasonably be expected to have a Material Adverse Effect on the Company. In addition, the Company has provided each of its employees with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through, and that were due and payable to such employee on or before, the date of this Agreement.

          (b) Company Shareholders that are executive officers of the Company devote their full business time and efforts to the business of the Company and to the knowledge of the Company do not engage in consulting work or any trade or business for their own account or for or on behalf of any other person, firm or corporation which competes, conflicts or interferes with the performance of their duties to the Company in any way, or otherwise have any obligations in respect of the operations of any other person, firm or corporation which could reasonably be expected to prevent such officers from devoting their full business time and efforts to the business of the Company.

     3.23 Employee Benefits.

          (a) Schedule 3.23(a) contains a complete and accurate list of all
              -------- -------
Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to Buyer. Each

Employee Benefit Plan has been administered in accordance with its terms in all material respects and each of the Company and the ERISA Affiliates, if any, has met its obligations with respect to such Employee Benefit Plan in all material respects and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder in all material respects.

          (b) There are no investigations to the Company's knowledge by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any liability.

          (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or increase its cost.

          (d) Neither the Company nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

          (e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

          (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

          (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would reasonably be expected to subject the Company or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

          (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of
Section 501(c)(9) of the Code.

          (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

          (j) Schedule 3.23(j) discloses each: (i) agreement with any director,
              -------- -------
executive officer or other employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination or other expiration of the term of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (any such agreements, plans or arrangements being hereinafter collectively referred to as "Contingent Benefits"). Schedule 3.23(j) also
                                                    -------- -------
discloses the amount and terms of any contingent or non-contingent bonuses that any director, executive officer, other employee or consultant of the Company is or may be entitled to under current employment and/or bonus agreements or policies, whether written or oral, which individually or collectively exceed or may exceed Five Thousand Dollars ($5,000) over the twelve month period following the date hereof (any such bonuses being hereinafter referred to as "Extraordinary Bonuses"). Prior to Closing, the Company will satisfy or otherwise discharge any and all rights to Contingent Benefits and/or Extraordinary Benefits exceeding or which on or after Closing may exceed, in the aggregate, $150,000, and shall incur no cost in doing so other than (i) reasonable legal and administrative costs, if necessary, in negotiating the satisfaction or discharge of such rights and (ii) the cost of granting vested stock option rights or issuing Company Common Stock, which said vested stock option rights and/or Company Common Stock, if any, shall be reflected in
Schedule 3.4(d)(i).
         ---------

     3.24 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation", as defined in
Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

     3.25 Environmental Matters.

          (a) Each of the Company and its subsidiaries is now and has at all times been in compliance with all applicable Environmental Laws (as hereinafter defined) except for such non-compliance that would not have a Material Adverse Effect on the Company or any of is subsidiaries. There is no pending or, to the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or its subsidiaries. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or toxic or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; and (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

          (b) There have been no releases of any Materials of Environmental Concern (as hereinafter defined) into the environment at any space leased, operated or controlled by the Company (or any of its subsidiaries) during the time that such space was leased, operated or controlled by the Company (or any of its subsidiaries) and, to the knowledge of the Company, there have been no releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility during the time when such real property or facility was leased, operated or controlled by the Company (or any of its subsidiaries). The Company is not aware of any other releases of Materials of Environmental Concern that could reasonably be expected to have an impact on the real property or facilities owned, leased, operated or controlled by the Company (or any of its subsidiaries). For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery
Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law, other than office products in reasonable amounts commonly used by similarly situated companies and which are disposed of by the Company in the Ordinary Course of Business.

          (c) The Company is not aware of any environmental reports, investigations or audits relating to premises currently or previously leased or operated by the Company (or any of its subsidiaries) (whether conducted by or on behalf of the Company, any of its subsidiaries or a third party, and whether done at the initiative of the Company (or any of its subsidiaries) or directed by a Governmental Entity or other third party) being issued or conducted during the past five years.

     3.26 Permits. Schedule 3.26 sets forth a list of all permits, licenses,
                   -------- ----
registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under applicable export laws or regulations) ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any such Permit is threatened, and there is no reasonable basis for believing that any such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Effective Time.

     3.27 Books and Records. The minute books and other similar records of the Company contain true and complete records of all material actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and have been maintained in accordance with good business and bookkeeping practices.

     3.28 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or its properties (including, without limitation, Intellectual Property) which has or could reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property by the Company or the conduct of any business by the Company.

     3.29 Certain Payments. To the Company's knowledge, neither the Company nor any director, officer, employee or agent of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any federal, state, local, municipal, foreign or other constitution, ordinance, regulation, statute, treaty, or other law to any person or entity, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     3.30 No Pending Transactions. Except for the transactions contemplated by this Agreement, the Company is not a party to or bound by or the subject of any agreement, undertaking, commitment, negotiation or discussion with another party with respect to any Acquisition

Transaction (as hereinafter defined). For purposes of this Section, the term "Acquisition Transaction" means any (i) acquisition of all or any material portion of the assets of, or any equity interest in, any corporation, partnership, joint venture, company, organization or other entity, (ii) sale of all or any material portion of the assets of, or equity interest in, the Company or (iii) any merger, consolidation, business combination (or other similar transaction) involving the Company.

     3.31 Stockholder Consents. Schedule 3.31 includes a true and complete copy
                                -------- ----
of the Shareholder Consent executed by each of (i) Henry S. Firey, (ii) Edison Venture Fund II, L.P., (iii) Edison Venture Fund II-PA, L.P., and (iv) Peter W. and Margaret Kaufmann, as holders of capital stock of the Company, as to the approval of this Agreement and the Merger.




                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Merger Sub jointly and severally represent and warrant to the Company as follows:

     4.1 Organization. Each of Buyer and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. With such exceptions as do not either individually or in the aggregate have a Material Adverse Effect on Buyer and Merger Sub, each of Buyer and Merger Sub is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification.

     4.2 Authorization of Transaction. Each of Buyer and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement by the Buyer and Merger Sub and the performance by the Buyer and Merger Sub of this Agreement and the consummation by the Buyer and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the respective Board of Buyer and Merger Sub and, in the case of this Agreement, by Buyer as the sole shareholder of Merger Sub and no other corporate action or proceeding on the part of Buyer or Merger Sub is necessary to authorize this Agreement (including the Certificate of Merger) or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Buyer and Merger Sub, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.3 Non-contravention. Except for any applicable requirements of the HSR Act, neither the execution and delivery of this Agreement, nor the consummation by Buyer and Merger Sub of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of Buyer or Merger Sub, (b) require on the part of Buyer or Merger Sub any filing with, or permit, authorization, consent or approval of, any Governmental Entity (other than the Certificate of Merger), (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which either Buyer or Merger Sub is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Merger Sub or any of their respective properties or assets.

     4.4 Brokers' Fees. Neither Buyer nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                    ARTICLE V
                                    COVENANTS

     5.1 Forbearance by the Company. From the date hereof until the Effective Time, the Company covenants and agrees that it will not do, or agree or commit to do, or permit any Company subsidiary to do or agree or commit to do, without the prior written consent of the Buyer, any of the following:

         (a) except as in the ordinary course of business consistent with past practice, enter into or assume any material contract, make any material commitment, incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument, acquire or dispose of any material property or asset, or engage in any transaction not in the ordinary course of business consistent with past practice or subject any of the Company's assets or properties to any lien, claim, charge or encumbrances whatsoever;

         (b) grant any general increase in compensation to its employees or officers or directors, pay any bonus, or effect any increase in retirement benefits to any class of its employees or officers (unless any such change shall be required by applicable law);

         (c) declare, set aside or pay any dividend or other distribution on any class of capital stock;

         (d) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; merge into any other corporation or permit any other corporation to merge into it, or consolidate with any other corporation; liquidate, sell or dispose of any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or agree to do any of the foregoing;

         (e) issue any share of its capital stock or permit any share of its capital stock held in its treasury to become outstanding, except for the issuance of shares of Common Stock pursuant to the exercise of Vested Options outstanding as of the date hereof pursuant to the MEI Option Plan or Warrants outstanding as of the date hereof, in each case in accordance with their respective terms; or issue, grant or extend the term of any option, warrant, or stock appreciation right;

         (f) amend the Certificate of Incorporation or Bylaws of the Company or any Company subsidiary;

         (g) effect any capital reclassification, stock dividend, stock split, consolidation of shares or similar change in capitalization;

         (h) take, cause or permit the occurrence of any change or event which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

         (i) enter into any affiliated party transaction of the type contemplated by Section 3.20 hereof, except for transactions in the ordinary course of business, on substantially the same terms as those prevailing for comparable transactions with unaffiliated parties;

         (j) solicit, encourage, or authorize any person, including but not limited to its directors, officers, shareholders, or employees, to solicit from, or communicate with, any third party, inquiries or proposals relating to the disposition of the Company's or any Company subsidiary's business or assets, or the acquisition of the Company's or any Company subsidiary's voting securities, or the merger of the Company or any Company subsidiary with any person other than the Buyer or any subsidiary of the Buyer, or provide any such person with information or assistance or negotiate or conduct any discussions with any such person in furtherance of such inquiries or to obtain a proposal, or continue any such activities in progress on the date hereof, and the Company shall promptly notify the Buyer of all of the relevant details, including the identity of such third party and the nature of any such third party proposal, relating to all inquiries and proposals which it may receive relating to any of such matters; or

         (k) knowingly take any action which would (i) adversely affect the ability to obtain the necessary approvals of Governmental Entities required for the transactions contemplated hereby; or (ii) adversely affect its ability to perform the covenants and agreements under the Agreement.

     5.2 Conduct of Business. From the date hereof until the Effective Time, the Company covenants and agrees that, except as otherwise consented to by the Buyer in writing, it shall, and shall cause each Company subsidiary to:

         (a) carry on its business, and maintain its books of account and other corporate records, in the ordinary course consistent with past practice and legal and regulatory requirements;

         (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its officers and employees, and maintain customer and other business relationships;

         (c) maintain all of the structures, equipment, and other real and personal property of the Company and any Company subsidiaries in good repair, order and condition, ordinary wear and tear and unavoidable casualty excepted;

         (d) use all reasonable efforts to preserve or collect all material claims or causes of action of the Company or the Company subsidiaries;

         (e) keep in full force and effect all insurance coverages maintained by the Company or the Company subsidiaries;

         (f) perform in all material respects all obligations under all material agreements, contracts, commitments and other instruments to which the Company or any Company subsidiary is a party or by which they may be bound or which relate to or affect any of their respective assets or properties; and

         (g) comply in all material respects with all statutes, laws, regulations, rules, ordinances, orders, decrees, consents agreements and other federal, state and local governmental or regulatory directives applicable to the Company or any Company subsidiary and the conduct of their respective businesses.

     5.3 Consent by Shareholders of the Company. The Company shall, as soon as reasonably possible, obtain the written consent by holders of the requisite number of shares of its capital stock under its Certificate of Incorporation, its financing or other agreements, and the DGCL as to the approval of the Merger and the adoption of this Agreement, and shall promptly cause to be distributed to each holder of record of its capital stock and of Vested Options and Warrants, such disclosure materials as the Company considers reasonably necessary to seek their consent or other approval to the extent required in respect to this Agreement and the Merger. Such materials shall, without limitation, disclose that the Board of the Company recommended to the Company's shareholders that they approve the Merger and adopt this Agreement.

     5.4 Notices and Consents. Each of Buyer, Merger Sub and the Company shall use commercially reasonable efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings (including, without limitation, the making of all necessary filings under the HSR Act) and notices with or to third parties and Governmental Entities, as may be required by or with respect to Buyer, Merger Sub or the Company,respectively, in connection with the transactions contemplated by this Agreement (including without limitation, with respect to the Company, those listed in Schedule 3.3).
                                                                 ------------

     5.5 Full Access. The Company shall permit Buyer and its representatives to have full access (at all reasonable times, and in a manner so as not to interfere materially with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents and personnel, of or pertaining to the Company or any Company subsidiary, subject to compliance with applicable confidentiality obligations of the Company.

     5.6 Notice of Breaches. The Company shall promptly deliver to Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Schedules hereto) inaccurate or incomplete in any material respect, or (b)
---------
constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. Buyer shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of Buyer or Merger Sub in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by Buyer or Merger Sub of, or a failure by Buyer or Merger Sub to comply with, any agreement or covenant in this Agreement applicable to such party.

     5.7 Press Release and Announcements. Except for such disclosures that Buyer reasonably determines are required to be made in connection with the Registration Statement and the offering of its securities contemplated thereby, no Party shall issue any press release or make any public disclosure relating to the subject matter of this Agreement without the prior written approval of each other Party.

     5.8 Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its representatives to confer on a regular and frequent basis with representatives of the Buyer and to report on the general status of its ongoing operations. The Company will promptly notify the Buyer of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving the

Company, and will keep the Buyer fully informed with respect to such events.

     5.9 Expenses. Each Party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and to the consummation of the Merger and the transactions contemplated hereby. The Company agrees that the aggregate expenses of the Company, including all fees and expenses of legal counsel, accountants, and financial or other advisors, shall not exceed reasonable amounts in light of the circumstances and the amount and nature of work or services to be performed.

     5.10 Miscellaneous Agreements and Consents.

          (a) On or before the Closing Date, the Board of the Company (or, as applicable, any committee thereof) shall take all actions necessary to:

              (i) provide that, immediately prior to the Effective Time, each outstanding Warrant, whether or not then exercisable, shall be canceled by the Company, and the holders thereof shall be entitled to receive, subject to the terms and conditions of this Agreement, a payment in immediately available funds equal to the Merger Consideration Per Share, and

              (ii) use its best efforts to cause the holders of all shares of the Company's issued and outstanding Preferred Stock to convert such shares into Common Stock on or before the Closing Date.

          (b) Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. The Buyer and the Company will, and the Company will cause any Company subsidiary to, use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     5.11 Certificate of Incorporation of Merger Sub. Buyer and Merger Sub shall not, on or prior to the Effective Time, amend or modify the provisions of Merger Sub's Certificate of Incorporation (a true and complete copy of which is attached hereto) governing the number of authorized shares of Merger Sub's common stock.


                                   ARTICLE VI
                      CONDITIONS TO CONSUMMATION OF MERGER

     6.1 Conditions to Each Party's Obligations To Effect the Merger.

     The respective obligations of each Party to effect the Merger shall be subject to the continued fulfillment, or waiver by all such Parties, at the Effective Time, of the following conditions:

         (a) this Agreement and the Merger shall have been adopted and approved by the affirmative vote or written consent of the holders of the requisite number of shares of capital stock of the Company in accordance with the Company's Certificate of Incorporation and the DGCL;

         (b) each of the Company, Buyer, Merger Sub and any other person (as defined in the HSR Act and the rules and regulations thereunder) required in connection with the Merger to file a Notification and Report Form for Certain Mergers and Acquisitions with the Department of Justice and the Federal Trade Commission pursuant to Title II of the HSR Act shall have made such filing and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated herein or limiting or restricting Buyer's or the Company's conduct or operation of its business after the transactions contemplated herein shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated herein which makes the consummation of the transactions contemplated herein illegal;

         (d) Buyer, the Shareholders Representative and a Qualifying Escrow Agent shall have entered into the Escrow Agreement; and

         (e) the Surviving Corporation and Henry S. Firey shall have entered into an employment agreement, satisfactory in form and substance to the Buyer and Henry S. Firey, providing for limitations on his ability to compete with the Surviving Corporation and such other provisions as are set forth in a term sheet of even date herewith executed by Mr. Firey and Buyer.

     6.2 Conditions to Obligation of the Buyer and Merger Sub to Effect the Merger. The obligation of the Buyer and Merger Sub to effect the Merger shall be subject to the continued fulfillment or waiver by Buyer, at the Effective Time, of the following additional conditions:

         (a) Representations and Warranties; Corporate Proceedings. The representations and warranties of the Company set forth in Article III shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, and the Buyer shall have received a certificate of the President of the Company to that effect. All corporate action required to have been taken by, or on the part of, the Company to authorize the execution, delivery and performance of this Agreement and the Merger, respectively, shall have been duly and validly taken and shall be in full force and effect, and the Buyer shall have received certified copies of the resolutions evidencing such authorizations.

         (b) Performance of Obligations. The Company shall have in all material respects performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Buyer shall have received a certificate of the President of the Company to that effect.

         (c) Permits, Authorizations, Etc. The Company and the Company subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

         (d) No Material Adverse Change. There shall not have been any material adverse change in the business, operation, assets, financial condition, prospects or results of operations of the Company or any Company subsidiary. For purposes hereof, adverse developments with respect to any matter disclosed to the Buyer prior to the date hereof and included herein shall not constitute a material adverse change to the extent that the nature and scope of the adverse development is of the nature and within the scope of the matter disclosed.

         (e) Regulatory Approvals. The Buyer shall have received unconditional approval of the Merger contemplated by this Agreement from any federal or state regulatory agencies whose approval is required for consummation of such transaction (except for such conditions as are ordinarily imposed in connection with transactions of the type contemplated hereby and which are not, in the opinion of the Buyer, unduly burdensome), and all notice and waiting periods after the granting of any such approval shall have expired.

         (f) Litigation. Except as set forth in Schedule 3.7, at the Effective
                                                ------------
Time, there shall not be pending or threatened against the Company or any Company subsidiary or the officers or directors thereof in their capacity as such, any suit, action or proceeding (including antitrust actions) which, if successful, would, in the reasonable judgment of the Buyer, have a material adverse effect on the business, operation, assets, financial condition, prospects or results of operations of the Company or any Company subsidiary.

         (g) Opinion of Counsel. The Company shall have delivered to the Buyer an opinion, dated the Effective Time, of counsel to the Company, in form and substance reasonably satisfactory to Buyer and its counsel, to the effect that:

             (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and operate its business and properties and to carry on its business as currently conducted;

             (ii) Phoenix is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to own and operate its business and properties and to carry on its business as currently conducted;

             (iii) (A) the authorized capital stock of the Company consists of
             (1) 10,013,718 shares of Preferred Stock, of which 4,563,718 shares are Series A Preferred Stock, 2,500,000 shares are Series B Preferred Stock, and 2,950,000 shares are Series C Preferred Stock, and (2) 25,000,000 shares of Common Stock;

                   (B) as of the date of this Agreement, 4,179,346 shares of
               Common Stock, 4,563,718 shares of Series A Preferred Stock, 2,500,000 shares of Series B Preferred Stock, and 2,901,949 shares of Series C Preferred Stock have been validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof;

                   (C) as of the date of this Agreement, each share of Series A
               Preferred Stock is convertible into 1.10641747 shares of Common Stock, each share of Series B Preferred Stock is convertible into one share of Common Stock and each share of Series C Preferred Stock is convertible into one share of Common Stock;

                   (D) subject to the exercise in accordance with their terms of
               Warrants outstanding as of the date of this Agreement, and assuming the conversion of all of the issued and outstanding shares of Preferred Stock into shares of Common Stock, as of the Effective Time, 19,835,923 shares of Common Stock will have been validly issued and will be outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof;

                   (E) no shares of capital stock in the Company have been
               issued in violation of the preemptive rights of any person and all such shares are free of preemptive rights.

          (iv) to the knowledge of such counsel, there are no outstanding obligations of the Company or any Company subsidiary to purchase, reacquire or redeem any shares of capital stock of the Company;

          (v) execution, delivery and performance of this Agreement by the Company and consummation of the transactions contemplated by this Agreement do not and will not conflict with, or result in the breach of, or constitute a default under, any of the provisions of the Certificate of Incorporation or Bylaws of the Company or any Company subsidiary or, to the knowledge of such counsel, any material agreement to which the Company or any such subsidiary is a party or by which their properties or assets may be bound;

          (vi) the Company has full corporate power and corporate authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, approved and adopted by all requisite corporate action of the Company, and by the shareholders of the Company, and constitutes the valid and legally binding obligation of the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and subject to general equity principles which may limit the enforcement of certain remedies; and

          (vii) to the knowledge of such counsel, execution, delivery and performance of the Escrow Agreement by the Shareholders Representative and consummation of the transactions contemplated thereby do not and will not conflict with, or result in the breach of, or constitute a default under, any material agreement to which the Shareholders Representative is a party or by which his properties or assets may be bound;

          (viii) the Shareholders Representative has full power and authority to execute, deliver and perform the Escrow Agreement, and the Escrow Agreement has been duly authorized, approved and adopted by all requisite corporate action of the Company's shareholders, and constitutes the valid and legally binding obligation of the Shareholders Representative in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and subject to general equity principles which may limit the enforcement of certain remedies;

          (ix) except as set forth in Schedule 3.7, as updated as of the
                                      -------- ---
Closing, such counsel does not know of any claim, litigation, arbitration proceeding, labor dispute or investigation of any kind pending or threatened against the Company or any Company subsidiary in any court or before any federal, state or municipal or other governmental agency or instrumentality relating in any way to the transactions contemplated in this Agreement, or which if determined adversely to the Company or any such subsidiary would have a Material Adverse Effect on the financial condition, results of operations, business, properties, or assets of the Company and such subsidiaries, taken as a whole.

          (h) Third Party Consents. The Company shall have obtained all material third party consents under any agreement, contract, lease, note, license, permit or other document by which Company or any Company subsidiary is bound or to which any of their respective properties is subject required for the consummation of the transactions contemplated hereby.

          (i) Initial Public Offering. Buyer shall have completed an initial public offering of its common stock, unless Buyer has waived this condition by giving the Company written notice of such waiver prior to Closing.

      6.3 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the continued fulfillment, or waiver by the Company at or prior to the Effective Time, of the following additional conditions:

          (a) Representations and Warranties; Corporate Proceedings. The representations and warranties of Buyer and Merger Sub set forth in Article IV shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time, and the Company shall have received a certificate of the President of the Buyer to that effect. All corporate action required to have been taken by, or on the part of, the Buyer or Merger Sub to authorize the execution, delivery and performance of this Agreement and the Merger, respectively, shall have been duly and validly taken, and shall be in full force and effect, and the Company shall have received certified copies of the resolutions evidencing such authorizations.

          (b) Performance of Obligations. Buyer and Merger Sub each shall have in all material respects performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of the President of the Buyer to that effect.

          (c) Opinion of Counsel. The Buyer shall have delivered to the Company an opinion, dated the Effective Time, of counsel to the Buyer, in form and substance reasonably satisfactory to the Company and its counsel, to the effect that:

              (i) Buyer and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and each has full corporate power and authority to own and operate its business and properties and to carry on its business as currently conducted;

              (ii) execution, delivery and performance of this Agreement by each of Buyer and Merger Sub and consummation of the transactions contemplated in this Agreement do not and will not conflict with, or result in the breach of, or constitute a default under, any of the provisions of the Certificate of Incorporation or Bylaws of the Buyer or Merger Sub or, to the knowledge of such counsel, any material agreement to which the Buyer or Merger Sub is a party or by which their properties or assets may be bound;

              (iii) Buyer and Merger Sub each has full corporate power and corporate authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, approved and adopted by all requisite corporate action of each of Buyer and Merger Sub, and by the shareholders of Merger Sub, and constitutes the valid and legally binding obligation of Buyer and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and subject to general equity principles which may limit the enforcement of certain remedies; and

              (iv) such counsel does not know of any claim, litigation, arbitration proceeding, labor dispute or investigation of any kind pending or threatened against the Buyer or Merger Sub in any court or before any federal, state or municipal or other governmental agency or instrumentality relating in any way to the transactions contemplated in this Agreement.


                                   ARTICLE VII
                                   TERMINATION

     7.1 Termination of Agreement. This Agreement may be terminated prior to the Closing Date as provided below:

         (a) the Company and Buyer may terminate this Agreement by mutual written consent;

         (b) Buyer may terminate this Agreement by giving written notice to the Company in the event that the Company is in material breach of any representation, warranty, or covenant of the Company contained in this Agreement, and such breach is not remedied by the Company within 10 days of delivery of written notice thereof;

         (c) the Company may terminate this Agreement by giving written notice to Buyer in the event that (i) Buyer and/or Merger Sub is in material breach of any representation, warranty, or covenant of Buyer and/or Merger Sub contained in this Agreement, and such breach is not remedied by Buyer and/or Merger Sub, as applicable, within 10 days of delivery of written notice thereof, or (ii) Buyer fails to make any disbursement of the loan required under the Loan Agreement and such failure is not remedied by Buyer within 5 Business Days of delivery of written notice thereof;

         (d) either the Company or Buyer may terminate this Agreement by giving written notice to the other Parties if the Closing shall not have occurred on or before (i) November 30, 1999, unless Buyer elects to extend the Closing in accordance with Section 1.6(a)(i) hereof, or (ii) if said extension of the Closing occurs, the date as to which Closing has been extended in accordance with this Agreement (provided, however, that the right to terminate this
                     --------  -------
Agreement under this Section 7.1(d) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated herein to be completed on or before such date); or

         (e) either the Company or Buyer may terminate this Agreement by giving written notice to the other Parties if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated herein, and all appeals with respect to such order, decree, ruling or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired.

     7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall promptly be given to the other Parties, whereupon this Agreement shall terminate, all further obligations of the Parties hereunder to satisfy the conditions precedent to the Closing shall terminate, and the transactions contemplated hereby shall be abandoned without further action by any of the Parties. Any termination pursuant to Section 7.1 shall be without liability to the Buyer, Merger Sub or the Company, except to the extent that there shall have occurred any breach of this Agreement, as to each of which all legal remedies of the Party(ies) adversely affected shall survive and be enforceable.


                                  ARTICLE VIII
                   POST-CLOSING COVENANTS AND OTHER AGREEMENTS

     8.1 Further Assurances. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     8.2 Survival of Representations and Warranties.

         (a) For purposes of the Indemnification obligations set forth in
Article IX, and subject to the limitations set forth therein, the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing and remain in full force and effect until the first anniversary of the Effective Time.

         (b) Notwithstanding anything to the contrary set forth herein, (i) any representations and warranties contained in any separate agreement contemplated herein shall survive the Closing as provided in such separate agreement and (ii) any claims, actions or suits based upon fraud, willful misconduct or intentional misrepresentation shall continue in full force and effect without limitation until expiration of the statute of limitations applicable thereto.

         (c) If prior to the close of business on the scheduled date for expiration of a particular representation, warranty, covenant or agreement that is the basis for a Claim, Buyer shall have provided notice of such Claim in accordance with the Escrow Agreement and Article IX of this Agreement, then the representation, warranty, covenant or agreement that is the basis for such Claim shall continue to survive to the extent of such specific Claim only, until such Claim is finally resolved or disposed of.

     8.3 Surviving Corporation Stock Option Plan. As soon as reasonably practicable after the Effective Time, Buyer, as the sole shareholder of the Surviving Corporation, will cause the Surviving Corporation to adopt an option plan for the benefit of the Surviving Corporation's employees so as to provide for the award of options to such employees, at the discretion of the Surviving Corporation's Board, to purchase shares of the Surviving Corporation's common stock issuable under the plan. The option plan shall provide that the number of such shares issuable thereunder shall be an aggregate amount equal to 20% of the Surviving Corporation's issued and outstanding common stock at Closing (or such lesser percentage as Buyer's accountants or counsel shall determine is necessary to allow Buyer to consolidate with the Surviving Corporation for federal income tax purposes).

         8.4 Put Options.

         (a) If, on or before the third anniversary of the Closing, the Surviving Corporation has not effected a public offering of its equity securities or a merger or other business combination of the Surviving Corporation, the Surviving Corporation shall, upon receiving a written election by any ACurrent Employee" listed on Schedule 8.4 (a "Current Employee"),
                                    ------------
delivered to the Surviving Corporation within the 30-day period following the third anniversary of Closing (the "Put Election"), and provided that such electing Current Employee remains at such time an employee of the Surviving Corporation, purchase all (but not less than all) (i) stock options issued or deemed issued by the Surviving Corporation which are vested and outstanding and held by such Current Employee at such time and (ii) shares of the Surviving Corporation's common stock previously issued upon exercise of stock options (the "Option Shares") issued or deemed issued by the Surviving Corporation, which Option Shares are held by such electing Current Employee at such time, for consideration equal to the independently determined fair market value of, as applicable, such stock options and/or Option Shares as of the date of the Put Election, payable at the Surviving Corporation's election in cash or securities of Buyer. The Surviving Corporation's President may, prior to expiration of the six month period following the Closing, designate the two "Proposed Employees" referenced in Schedule 8.4 to be included as Current Employees subject to the
              ------------
approval
of the Surviving Corporation's Board.

         (b) If, on or before the fourth anniversary of the Closing, the Surviving Corporation has not effected a public offering of its equity securities or a merger or other business combination of the Surviving Corporation, the Surviving Corporation shall, upon written election by any Current Employee, delivered to the Surviving Corporation within the 30-day period following the fourth anniversary of Closing, and provided that such electing Current Employee remains at such time an employee of the Surviving Corporation, purchase all (but not less than all) (i) stock options issued or deemed issued by the Surviving Corporation which are vested and outstanding and held by such Current Employee at such time and (ii) Option Shares held by such Current Employee at such time, for consideration equal to the independently determined fair market value of, as applicable, such stock options and/or Option Shares as of the date of the Put Election, payable at Surviving Corporation's election in cash or securities of Buyer.

     8.5 Credit Support. The Buyer shall make available to the Surviving Corporation, or otherwise guarantee or provide its credit support so as to enable the Surviving Corporation to obtain, working capital loans in an amount not to exceed $7,000,000 in the first year following Closing and an additional $5,000,000 in the second year following Closing, on customary terms and conditions.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1 Indemnification by Company Shareholders; Limitations on
Indemnification.

         (a) The Company Shareholders, by virtue of approving this Agreement and the Merger, agree that, subject to the terms and conditions of this Agreement (including Section 9.1(b)), all funds in the Reimbursement Account shall be applied to indemnify, defend, reimburse and hold harmless (collectively the "Indemnification") Buyer, Merger Sub and/or the Surviving Corporation (hereinafter referred individually as a "Buyer Indemnified Person" and collectively as "Buyer Indemnified Persons") from and against any and all losses, costs, damages, liabilities, Taxes and expenses arising from claims, demands, actions, causes of action, including, without limitation reasonable legal fees, net of any recoveries under existing insurance policies, Tax benefit received by Buyer or Merger Sub or any of their affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Buyer or Merger Sub or any of their affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages"), arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement.

                (i) No Buyer Indemnified Person shall be entitled to Indemnification under this Article IX from and against any and all Damages until the aggregate amount of such Damages incurred by all Buyer Indemnified Persons exceeds $100,000, in which event all Buyer Indemnified Persons shall be entitled to Indemnification for the amount of all such Damages including all such Damages comprising the first $100,000 thereof.

                (ii) Notwithstanding anything to the contrary set forth herein, the aggregate obligations hereunder to Indemnify the Buyer Indemnified Persons shall not exceed 10% of the Merger Consideration, and shall be satisfied solely from the funds in the Reimbursement Account without further liability hereunder.

      9.2      Claims Generally.

      (a) If at any time a Buyer Indemnified Person is entitled to Indemnification under Article IX or shall become aware of any state of facts that has resulted or may result in a Claim for Damages, the Buyer Indemnified Person shall (i) give written notice to the Shareholders Representative pursuant to and otherwise follow the procedures set forth in the Escrow Agreement and
(ii) follow the procedures set forth in paragraphs (b) through (e) below.

      (b) Upon becoming aware of any state of facts that has resulted or may result in a Claim, the Buyer Indemnified Person shall promptly give written notice (a "Notice of Claim") to the Shareholders Representative of the discovery of such potential or actual Claim. The Notice of Claim shall set forth (i) a description of the nature of the potential or actual Claim, specifying in reasonable detail the nature of the misrepresentation, breach of warranty or other claim to which such item is related, and (ii) the total amount of Damages anticipated (if known) specifying in reasonable detail the individual items of such Damages included in the amount so stated (including any costs or expenses which have been or may be reasonably incurred in connection therewith), the date each such item was paid, or properly accrued or arose. Except for a failure to deliver a Notice of Claim within the survival period as provided under Section 9.2, a Buyer Indemnified Person's failure to give prompt notice shall constitute a defense (in whole or in part) to any Claim by the Buyer Indemnified Person for Indemnification only to the extent that such failure shall have caused or materially increased such liability or materially and adversely affected the ability of the Shareholders Representative to defend against or reduce the amount of Damages.

      (c) The Shareholders Representative shall accept or reject any Claim as to which a Notice of Claim is sent by the Buyer Indemnified Person by giving written notice of such acceptance or rejection (the "Indemnitor Notice") to the Buyer Indemnified Person within 30 days after the date of receipt of the Notice of Claim. Failure of the Shareholders Representative to reject a Claim within 30 days of receipt of the Notice of Claim shall be conclusive evidence of the Shareholders Representative's acceptance of the Claim and the amount of its Damages in respect of the Claim.

      (d) If the Shareholders Representative elects to reject the Claim, the Indemnitor Notice shall set forth a brief description of the nature of the basis for the rejection of such Claim, without limiting the right of the Shareholders Representative to identify further bases for rejecting such Claim in the future.

      (e) If the Shareholders Representative elects to accept the Claim or if the Shareholders Representative and the Buyer Indemnified Person should otherwise agree on the resolution of the Claim, a memorandum setting forth such agreement shall be prepared and signed by both parties.

      (f) The Parties agree that any controversy or claim arising out of or relating to this Article IX and the Escrow Agreement shall be settled by arbitration in accordance with the National Rules of the American Arbitration Association (the "AAA") in Washington, DC. The Shareholders Representative and the Buyer each shall appoint an arbitrator who has expertise in the interpretation of commercial contracts and these two arbitrators shall select a third neutral arbitrator from the AAA's commercial panel who also shall have expertise in the interpretation of commercial contracts. In reaching their decision, the arbitrators shall have no authority to change or modify any provision of this Agreement. Such arbitrators shall act as the administrators and exclusive arbitrators with respect to all claims. The Shareholders Representative and the Buyer each shall be responsible for costs and the costs of its selected arbitrator, and the costs of the AAA and the third arbitrator shall be split evenly between the Shareholders Representative, on the one hand, and Buyer, on the other hand, unless the arbitration determines otherwise. The funds in the Reimbursement Account shall not be used to pay any costs of the arbitrators, the AAA or the arbitration. The decision of the arbitrators as to the validity of the Claim and amount of Damages in respect to such Claim shall be binding and conclusive upon the Parties and may be entered in any court having jurisdiction thereover, and if applicable, shall be provided to the Escrow Agent for purposes of the Escrow Agreement.

      (g) Notwithstanding anything to the contrary set forth herein, nothing in this Agreement shall limit the liability of any Party in connection with any claims, actions or suits based upon fraud, willful misconduct or intentional misrepresentation.

      9.3 Third-Party Claims. In addition to any other procedural requirements set forth in Section 9.2, if the Buyer becomes aware of a third-party Claim, Buyer shall promptly notify the Company and the Shareholders Representative of such claim, and the Shareholders Representative shall be entitled, at its expense, to participate in any defense of such Claim. Buyer shall have the right to settle any such claim only with the prior written consent of the Shareholders Representative, which consent shall not be unreasonably withheld. For purposes of the preceding sentence, it shall be reasonable to withhold such consent if the terms of any such settlement do not include the full release of the Indemnification obligation with respect to such Claim. Following notice of any Claim, Buyer shall notify the Shareholders Representative of any discussions, negotiations or other material developments affecting such Claim and, to the extent commercially reasonable, permit the Shareholders Representative to participate in any such discussions or negotiations.

                                   ARTICLE X
                                  MISCELLANEOUS

     10.1 Certain Definitions. For purposes of this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations, results of operations or business prospects of such entity or group of entities. In this Agreement, any reference to a Party's knowledge means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably likely to have knowledge of such matters.

     10.2 No Third Party Beneficiaries. Except as expressly contemplated herein in respect to the Shareholders Representative, this Agreement shall not confer any rights or remedies upon any person other than the Parties, and their respective successors and permitted assigns.

     10.3 Entire Agreement; Incorporation of Schedules and Other Agreements. This Agreement and the Schedules appended hereto, the Escrow Agreement and the Loan Agreement, constitute the entire agreement among the Parties and supersede any prior understandings, agreements (including the Letter Agreement) or representations by or among the Parties, written or oral, with respect to the subject matter hereof and thereof. The Schedules (and all documents, or instruments attached thereto) are incorporated herein by reference and made a part hereof.

     10.4 Succession. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns. The Company may not assign its rights or obligations hereunder. Each of the Buyer and Merger Sub may assign its rights and obligations hereunder to any entity under common control with Buyer and Merger Sub.

     10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7 Notices.

     All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one Business Day after it is sent via a reputable nationwide overnight courier service or sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail, in each case to the intended recipient as set forth below:

     If to the Company, prior to Closing:

                           MEI Software Systems, Inc.
                           11720 Sunrise Valley Drive
                           Reston, VA 20191
                           Attn: Hank S. Firey, President
                           Fax No.: 703-620-4858

                           Copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 12021 Sunset Hills Road
                           Suite 310
                           Attn: Mark J. Wishner, Esquire
                           Fax No.: 703-464-4895

                            and to

                           Edison Venture Fund II-PA, L.P.
                           Shareholders Representative
                           c/o Mid-Atlantic Venture Fund
                           Suite 203
                           Reston, VA 20130
                           Attn: Thomas A. Smith
                           Fax No.: 703-904-4124

                           If to Buyer or Merger Sub (or the Company after Closing):

                           E2Enet, Inc.
                           800 Connecticut Avenue, N.W.
                           Suite 1111
                           Washington, D.C. 20006
                           Attn: Robert J. Smith, Chief Executive Officer Fax No.: 202-261-6030

                  Copy to:

                           Verner, Liipfert, Bernhard, McPherson & Hand,
                           Chartered
                           901 15th Street, N.W.
                           Suite 700

                           Washington, D.C. 20005-2301
                           Attn: Harold Freilich, Esquire
                           Gene Schleppenbach, Esquire
                           Fax No.: 202-371-6279

     Any Party and/or the Shareholder's Representative may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party and/or the Shareholder's Representative for whom it is intended. Any Party and/or the Shareholder's Representative may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties and/or the Shareholder's Representative, notice in the manner herein set forth.

     10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant.

     10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed, provided that this Agreement shall not then substantially deprive any Party of the bargained-for performance of any other Party.

     10.11 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

     10.12 Specific Performance. The Parties acknowledge and agree that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the Parties hereunder shall be specifically enforced in accordance with the terms of this Agreement. The prevailing Party in any such action shall be entitled to recover from the other Party its attorneys' fees, costs and expenses incurred in connection with regard to such action.

     10.13 Construction. The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


                                   ARTICLE XI

                                   DEFINITIONS

     For purposes of this Agreement, including the recitals hereto, the following terms used in this Agreement with initial capital letters have the meanings specified or referred to in this Article XI:

     "AAA" has the meaning ascribed to such term in Section 9.2.

     "Affiliates" has the meaning ascribed to such term in Section 3.20.

     "Agreement" means this Agreement, as such term is defined in the preamble.

     "Audited Financial Statements" has the meaning ascribed to such term in
Section 3.5(a).

     "Board" means the Board of Directors of the subject corporation.

     "Business Day" means any day, other than a Saturday, Sunday or legal holiday in the Commonwealth of Virginia.

     "Buyer" has the meaning ascribed to such term in the preamble.

     "Buyer Indemnified Person" has the meaning ascribed to such term in Section 9.1(a).

     "Bylaws" means the Bylaws as in effect of the subject corporation.

     "CERCLA" means the Comprehensive Environmental Compensation, Liability and Response Act of 1980.

     "Certificate of Incorporation" means the Certificate of Incorporation as in effect of the subject corporation.

     "Certificate of Merger" has the meaning ascribed to such term in Section 1.6(b).

     "Claims" means all claims for Damages by or on behalf of a Buyer Indemnified Person in accordance with Article IX.

     "Closing" has the meaning ascribed to such term in Section 1.6(a).

     "Closing Date" has the meaning ascribed to such term in Section 1.6(a).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means shares of the Company's authorized common stock, par value $.01 per share.

     "Company" has the meaning ascribed to such term in the preamble.

     "Company Shareholders" means, as the context requires, the holders of all issued and outstanding shares of capital stock of the Company and of all Vested Options.

     "Contingent Benefits" has the meaning ascribed to such term in Section 3.23(j).

     "Current Employee" has the meaning ascribed to such term in Section 8.4(a).

     "Damages" has the meaning ascribed to such term in Section 9.1(a).

     "DGCL" means the Delaware General Corporation Law, as amended and in effect from time to time.

     "Dissenting Shares" means issued and outstanding shares of capital stock in the Company held by any person who has elected in accordance with the DGCL to exercise dissenters rights of appraisal in respect to the Merger.

     "Effective Time" has the meaning ascribed to such term in Section 1.6(b).

     "Employee Benefit Plan" has the meaning ascribed to such term in Section 3.23(a).

     "Environmental Law" has the meaning ascribed to such term in Section
3.25(a).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has the meaning ascribed to such term in Section 3.23(a).

     "Esch Agreement" has the meaning ascribed to such term in Section 3.19.

     "Esch Fees" means all fees and reimburseable expenses payable in accordance with the Esch Agreement.

     "Escrow Agent" has the meaning ascribed to such term in Section 2.2(a).

     "Escrow Agreement" has the meaning ascribed to such term in Section 2.2.

     "Escrow Amount"has the meaning ascribed to such term in Section 2.2(a).

     "Excess Professional Costs" means the amount by which all Professional Costs incurred by the Company for the period commencing September 1, 1999 and payable by the Company in relation to the Merger exceeds $50,000.

     "Extraordinary Bonuses" has the meaning ascribed to such term in Section 3.23(j).

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" has the meaning ascribed to such term in Section 3.3.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Immediate Payment Account" has the meaning ascribed to such term in
Section 2.2(a)(ii).

     "Immediate Payment Funds" has the meaning ascribed to such term in Section 2.2(a)(ii).

     "Indemnitor Notice" has the meaning ascribed to such term in Section
9.2(c).

     "Intellectual Property" has the meaning ascribed to such term in Section 3.14(a).

     "Interim Financial Statements" has the meaning ascribed to such term in
Section 3.5(a).

     "Letter Agreement" means the Letter Agreement, dated August 20, 1999, by and between the Company and the Buyer.

     "Loan Agreement" means the Loan Agreement dated as of the date hereof by and between Buyer and the Company.

     "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, either individually or in the aggregate, is materially adverse to the financial condition, properties, assets, liabilities, business, operations, results of operations or business prospects of such entity.

     "Materials of Environmental Concern" has the meaning ascribed to such term in Section 3.25(b).

     "MEI Option Plan" has the meaning ascribed to such term in Section 2.3(a).

     "Merger" has the meaning ascribed to such term in the recitals to this Agreement.

     "Merger Consideration" means an amount in immediately available funds equal to the sum of (i) $24,000,000, less (ii) the sum of (a) the amount by which the liabilities of the Company (other than liabilities resulting from income or any other revenue liability account) determined from the June 30, 1999 Audited Financial Statements by an independent certified public accounting firm selected by Buyer exceeds the liabilities reflected on the balance sheet as of June 30, 1999, included with the Interim Financial Statements, plus (b) the Excess Professional Costs, plus (c) the aggregate exercise price of Warrants outstanding as of the date hereof that have not, as of the Effective Time, been exercised to acquire shares of Common Stock.

     "Merger Consideration Per Share" means, as the context requires, when used in respect to (i) an issued and outstanding share of Common Stock, Vested Option or Warrant, an amount in immediately available funds equal to the quotient obtained by dividing (a) the sum of (1) the Merger Consideration, minus (2) the fees owing by the Company pursuant to the Esch Agreement and the aggregate liquidation preference payable upon all shares of Preferred Stock issued and outstanding at Closing, by (b) 21,051,949 (less the number of shares of Common Stock, if any, issuable upon conversion of shares of Preferred Stock) with appropriate adjustments made among the holders of shares of Common Stock, Vested Options and Warrants to account for the respective excercise prices for Vested Options and Warrants, it being understood that such excercise prices will be deducted from the amount payable to the holders of such Vested Options and Warrants, or (ii) an issued and outstanding share of Preferred stock, an amount in immediately available funds equal to the respective liquidation preference payable thereof in accordance with the Company's Certificate of Incorporation.

     "Merger Sub" means MEI Merger Company, Inc., a Delaware corporation.

     "Millennial Dates" has the meaning ascribed to such term in Section
3.14(f).

     "Notice of Claim" has the meaning ascribed to such term in Section 9.2(b).

     "Option Shares" has the meaning ascribed to such term in Section 8.4(a).

     "Ordinary Course of Business" has the meaning ascribed to such term in
Section 3.3.

     "Party" and "Parties" have the meaning ascribed to such terms in the preamble.

     "Permits" has the meaning ascribed to such term in Section 3.26.

     "Phoenix" means Phoenix Solutions, Inc., a California corporation.

     "PNC Bank" means PNC Bank, N.A. which is the issuer of the Company's currently outstanding line of credit.

     "PNC Loan Agreement" means the Loan Agreement between PNC Bank and the Company dated March 12, 1998, as amended, and described in Section 3.9.

     "PNC Security Agreement" means that certain Security Agreement between PNC Bank and the Company dated March 12, 1998, as amended, as described in Section 3.9.

     "Preferred Stock" means the Series A, B and/or C Preferred Stock.

     "Professional Costs" has the meaning ascribed to such term in Section
3.5(b).

     "Put Election" has the meaning ascribed to such term in Section 8.4.

     "Qualifying Escrow Agent" means (i) a bank or trust company subject to supervision or examination by federal, state or District of Columbia banking authorities, with a total capital and surplus of not less than $250,000,000, or
(ii) such other company agreed by the Buyer and the Company.

     "Registration Statement" has the meaning ascribed to such term in Section 1.6(a).

     "Reimbursement Account" has the meaning ascribed to such term in Section 2.2(a)(iii).

     "SEC" means the United States Securities and Exchange Commission.

     "Security Interest" has the meaning ascribed to such term in Section 3.3.

     "Series A Preferred Stock" means shares of the Company's Series A Convertible Preferred Stock, par value $.10 per share.

     "Series B Preferred Stock" means shares of the Company's Series B Convertible Preferred Stock, par value $.10 per share.

     "Series C Preferred Stock" means shares of the Company's Series C Convertible Preferred Stock, par value $.10 per share.

     "Shareholders Representative" has the meaning ascribed to such term in
Section 2.2(e).

     "Stock" means, collectively, all of the Common Stock and Preferred Stock.

     "Stockholders' Agreement" has the meaning ascribed to such term in Section 3.13(i).

     "Surviving Corporation" has the meaning ascribed to such term in Section
1.2.

     "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     "Taxes" has the meaning ascribed to such term in Section 3.12(a)(i).

     "Third Party Intellectual Property" has the meaning ascribed to such term in Section 3.14(a)(iii).

     "Unvested Option Holders" has the meaning ascribed to such term in Section 3.4(d).

     "Vested Options" has the meaning ascribed to such term in Section 2.3(a).

     "Warrants" means warrants to purchase up to 1,135,054 shares of Common Stock, which warrants have been issued by the Company and are outstanding as the date hereof.



                      [Signatures begin on following page]

     IN WITNESS WHEREOF, the Parties hereto have executed this Merger Agreement as of the date first above written.


                                          E2ENET, INC.




                                               By:  /s/ Steven J. Quamme
                                                    ----------------------------
                                                    Name: S. J. Quamme
                                                          ----------------------
                                                    Title: Senior Vice President
                                                          ----------------------


                                          MEI SOFTWARE SYSTEMS, INC.



                                               By: /s/ Henry S. Firey
                                                   -----------------------------
                                                   Name: Henry S. Firey
                                                         -----------------------
                                                   Title: President
                                                         -----------------------


                                          MEI MERGER COMPANY, INC.



                                               By: /s/ Steven J. Quamme
                                                   -----------------------------
                                                   Name: Steven J. Quamme
                                                         -----------------------
                                                   Title: Vice President
                                                         -----------------------